SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 7, 2007 (June 6, 2007)
FLOWERS FOODS, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-16247	58-2582379

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 Flowers Circle, Thomasville, GA	31757

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:            (229) 226-9110
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On June 6, 2007, Flowers Foods, Inc. (the “Company”) filed Articles of Amendment to the Company’s Restated Articles of Incorporation with the Secretary of State of Georgia. The Articles of Amendment became effective upon filing. The Articles of Amendment amended the Company’s Restated Articles of Incorporation to increase the number of authorized shares of its common stock, par value $.01 per share. The increase in the authorized shares of common stock was necessary to accommodate a three-for-two stock split declared by the Company’s board of directors on June 1, 2007. The laws of the State of Georgia permit the board of directors to increase the number of authorized shares to accommodate a stock split without shareholder approval. A copy of the Articles of Amendment is filed with this Report as Exhibit 3.1 and is incorporated herein by reference.
Item 9.01      Financial Statements and Exhibits.
(c)      Exhibits.
The following exhibits are furnished as part of this Report:

Exhibit Number	Description

3.1	Articles of Amendment, dated June 5, 2007, to Flowers Foods, Inc.’s Restated Articles of Incorporation, filed with the Secretary of State of Georgia on June 6, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWERS FOODS, INC.

	By:	/s/ Stephen R. Avera

Name: Stephen R. Avera
Title: Sr. Vice-President, Secretary and General Counsel

Date: June 7, 2007

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Amendment, dated June 5, 2007, to Flowers Foods, Inc.’s Restated Articles of Incorporation, filed with the Secretary of State of Georgia on June 6, 2007.